As filed with the Securities and Exchange Commission on April 28, 2022

Registration No. 333-264494            -

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

U.S. WELL SERVICES, INC.*

(Exact Name of Registrant as Specified in Its Charter)

Delaware	81-1847117
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

1360 Post Oak Boulevard, Suite 1800

Houston, Texas 77056

Telephone: (832) 562-3730

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Kyle O’Neill

Chief Financial Officer

1360 Post Oak Boulevard, Suite 1800

Houston, Texas 77056

Telephone: (832) 562-3730

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Corey C. Brown

Adam K. Nalley

Porter Hedges LLP

1000 Main Street, 36th Floor

Houston, Texas 77002

Telephone: (713) 226-6644

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

*TABLE OF ADDITIONAL REGISTRANTS

The following subsidiaries of U.S. Well Services, Inc. are co-registrants under this registration statement.

Name	Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
USWS Holdings LLC	Delaware	90-0794304
U.S. Well Services, LLC	Delaware	90-0794304
USWS Fleet 10, LLC	Delaware	38-4038996
USWS Fleet 11, LLC	Delaware	37-1860780

The address for each of the co-registrants is c/o U.S. Well Services, Inc., 1360 Post Oak Boulevard, Suite 1800, Houston, Texas 77056, Telephone: (832) 562-3730.

The name and address, including zip code, of the agent for service for each of the co-registrants is Kyle O’Neill, Chief Financial Officer of U.S. Well Services, Inc., 1360 Post Oak Boulevard, Suite 1800, Houston, Texas 77056. The telephone number, including area code, of the agent for service for each of the co-registrants is (832) 562-3730.

EXPLANATORY NOTE

This Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-264494) (the “Registration Statement”) is being filed solely for the purpose of including the delaying amendment language set forth on the cover page hereto. This Pre-Effective Amendment No. 1 does not modify any provision of the prospectuses that form a part of the Registration Statement and, accordingly, such prospectuses have not been included herein. This Pre-Effective Amendment No. 1 is not intended to amend or delete any part of the Registration Statement except as specifically noted herein.

Part II

Information not required in prospectus

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses to be borne by the Registrant in connection with the offerings described in this Registration Statement.

Registration fee	$39,831.023
FINRA filing fee		*
Printing		*
Accounting fees and expenses		*
Legal fees and expenses		*
Miscellaneous		*

Total		*

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

Item 15.	Indemnification of Directors and Officers

Our Second Amended and Restated Certificate of Incorporation provides that our directors and officers will be indemnified by us to the fullest extent authorized by the General Corporation Law of the State of Delaware (the “DGCL”) as it now exists or may in the future be amended. In addition, our Second Amended and Restated Certificate of Incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

We have entered into agreements with our directors and officers to provide contractual indemnification in addition to the indemnification provided in our Second Amended and Restated Certificate of Incorporation. We believe that these provisions and agreements are necessary to attract qualified directors and officers. Our bylaws also permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether the DGCL would permit indemnification. We have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify the directors and officers.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Securities Act”) may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Section 18-108 of the Delaware Limited Liability Company Act, or the Delaware LLC Act, provides that, subject to the standards and restrictions, if any, as are described in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The Limited Liability Company Agreements of USWS Holdings LLC, U.S. Well Services, LLC, USWS Fleet 10, LLC and USWS Fleet 11, LLC provide that, to the full extent permitted by the Delaware LLC Act, each manager and officer of each company will be entitled to indemnification for any loss, damage or claim incurred by such person in good faith on behalf of USWS Holdings LLC, U.S. Well Services, LLC, USWS Fleet 10, LLC and USWS Fleet 11, LLC, as applicable.

Item 16.	Exhibits

The following is a list of all exhibits filed as a part of this registration statement on Form S-3, including those incorporated herein by reference.

Exhibit No.	Document

1.1	Form of Underwriting Agreement.*

1.2	Equity Distribution Agreement, dated April 26, 2022, by and between U.S. Well Services, Inc. and Piper Sandler & Co.**

2.1	Merger and Contribution Agreement, dated as of July 13, 2018, by and among Matlin & Partners Acquisition Corporation, MPAC Merger Sub LLC, USWS Holdings LLC, certain blocker companies named therein and, solely for purposes described therein, the seller representatives named therein (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K, filed with the SEC on July 16, 2018).

2.2	Amendment No. 1, dated as of August 9, 2018, to Merger and Contribution Agreement, dated as of July 3, 2018, by and among Matlin & Partners Acquisition Corporation, MPAC Merger Sub LLC, USWS Holdings LLC, certain blocker companies named therein and, solely for purposes described therein, the seller representatives named therein (incorporated by reference to Exhibit 2.1.1 of the Company’s Quarterly Report on Form 10-Q, filed with the SEC on October 26, 2018).

2.3	Amendment No. 2, dated as of November 2, 2018, to Merger and Contribution Agreement, dated as of July 13, 2018, by and among Matlin & Partners Acquisition Corporation, MPAC Merger Sub LLC, USWS Holdings LLC, certain blocker companies named therein and, solely for purposes described therein, the seller representatives named therein (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K, filed with the SEC on November 5, 2018).

3.1	Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K, filed with the SEC on November 16, 2018).

3.2	Certificate of Amendment to Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on October 1, 2021).

3.3	Certificate of Designations (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K, filed with the SEC on April 2, 2020).

3.4	Certificate of Designations (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K, filed with the SEC on May 24, 2019).

3.5	First Amendment to Certificate of Designations of the Series B Redeemable Convertible Preferred Stock, dated September 14, 2021 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on September 17, 2021).

3.6	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.4 of the Company’s Registration Statement on Form S-1, filed with the SEC on February 15, 2017).

4.1	Specimen Class A Common Stock Certificate (incorporated by reference to Exhibit 4.2 of the Company’s Registration Statement on Form S-1, filed with the SEC on February 15, 2017).

4.2	Warrant Agreement, dated May 24, 2019, between U.S. Well Services, Inc. and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K, filed with the SEC on May 24, 2019).

4.3	Amended and Restated Registration Rights Agreement, dated as of November 9, 2018, by and among U.S. Well Services, Inc., Matlin & Partners Acquisition Sponsor LLC, the Blocker Stockholders, certain Non-Blocker USWS Members, Crestview III USWS, L.P. Crestview III USWS TE, LLC, the Lenders, Piper Jaffray & Co. and Joel Broussard (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K, filed with the SEC on November 16, 2018).

4.4	Registration Rights Agreement, dated May 24, 2019, by and among U.S. Well Services, Inc. and the Purchasers party thereto (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K, filed with the SEC on May 24, 2019).

Exhibit No.	Document

4.5	Registration Rights Agreement, dated April 1, 2020, by and among U.S. Well Services, Inc. and the Purchasers party thereto (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K, filed with the SEC on April 2, 2020).

4.6	First Amendment to Registration Rights Agreement, dated July 27, 2020, by and among U.S. Well Services, Inc. and the Purchasers party thereto (incorporated by reference to Exhibit 4.6 to the Registration Statement on Form S-3, filed with the SEC on August 18, 2020).

4.7	Second Amendment to Registration Rights Agreement by and among the Company and the Holders party thereto, dated September 14, 2021 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on September 17, 2021).

4.8	Form of Cash Note (included as Exhibit B-1 to the Note Purchase Agreement, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on June 28, 2021).

4.9	Form of Exchange Note (included as Exhibit B-2 to the Note Purchase Agreement, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on June 28, 2021).

4.10	Form of License Linked Note (included as Exhibit B-3 to the Note Purchase Agreement, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on June 28, 2021).

4.11	Registration Rights Agreement, dated June 24, 2021, by and among U.S. Well Services, Inc. and the Purchasers party thereto (incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K, filed with the SEC on June 28, 2021).

4.12	First Amendment to Registration Rights Agreement by and among the Company and the Holders party thereto, dated June 25, 2021 (incorporated by reference to Exhibit 4.5 to the Company’s Current Report on Form 8-K, filed with the SEC on June 28, 2021).

4.13	Warrant Agreement, dated February 28, 2022, between U.S. Well Services, Inc. and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 10.6 of the Company’s Current Report on Form 8-K, filed with the SEC on March 4, 2022).

4.14	Warrant Agreement, dated March 1, 2022, between U.S. Well Services, Inc. and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 10.7 of the Company’s Current Report on Form 8-K, filed with the SEC on March 4, 2022).

4.15	Registration Rights Agreement, dated February 28, 2022, by and among U.S. Well Services, Inc. and the Purchasers party thereto (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K, filed with the SEC on March 4, 2022).

4.16	First Amendment to Registration Rights Agreement, dated March 1, 2022, by and among U.S. Well Services, Inc. and the Purchasers party thereto (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K, filed with the SEC on March 4, 2022).

4.17	Form of Warrant (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K, filed with the SEC on March 11, 2022).

4.18	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K, filed with the SEC on March 11, 2022).

4.19	Form of Senior Indenture.**

4.20	Form of Subordinated Indenture.**

4.21	Form of Senior Debt Security.*

4.22	Form of Subordinated Debt Security.*

Exhibit No.	Document

4.23	Form of Warrant Agreement, including form of Warrant.*

4.24	Form of Subscription Rights Agreement and Form Subscription Rights Certificate.*

4.25	Form of Purchase Contract.*

4.26	Form of Unit Agreement.*

4.27	Form of Pledge Agreement.*

4.28	Form of Deposit Agreement.*

4.29	Form of Depositary Share.*

4.30	Form of Guarantee.*

5.1	Opinion of Porter Hedges LLP.**

23.1	Consent of KPMG LLP.**

23.3	Consent of Porter Hedges LLP (included in Exhibit 5.1)**.

24.1	Powers of Attorney**.

25.1	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Senior Indenture.**

25.2	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Subordinated Indenture.**

107	Filing Fees Table.**

*

USWS will file as an exhibit to a current report on Form 8-K (i) any underwriting agreement relating to securities offered hereby, (ii) the instruments setting forth the terms of any depositary shares, warrants, subscription rights, purchase contracts or units, (iii) any additional required opinion of counsel to USWS as to the legality of the securities offered hereby or (iv) any required opinion of counsel to USWS as to certain tax matters relative to securities offered hereby.

**	Previously filed.

Item 17.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415 (a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15 (d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that:

(1)

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on April 28, 2022.

U.S. WELL SERVICES, INC.

By:	/s/ Kyle O’Neill
Name: Kyle O’Neill
Title: Chief Financial Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Joel Broussard	President, Chief Executive Officer and Director (Principal Executive Officer)	April 28, 2022

/s/ Kyle O’Neill Kyle O’Neill	Chief Financial Officer (Principal Financial Officer)	April 28, 2022

* Jasper Antolin	Principal Accounting Officer	April 28, 2022

* Richard Burnett	Director	April 28, 2022

* Ryan Carroll	Director	April 28, 2022

* Adam Klein	Director	April 28, 2022

* David Matlin	Director	April 28, 2022

* David Treadwell	Director	April 28, 2022

* Eddie Watson	Director	April 28, 2022

* Steve Habachy	Director	April 28, 2022

*By:	/s/ Kyle O’Neill
Kyle O’Neill
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No.1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on April 28, 2022.

USWS HOLDINGS LLC U.S. WELL SERVICES, LLC USWS FLEET 10, LLC USWS FLEET 11, LLC By: U.S. WELL SERVICES, INC. Sole Manager of each of the foregoing

By:	/s/ Kyle O’Neill
Name: Kyle O’Neill
Title: Chief Financial Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Joel Broussard	President, Chief Executive Officer and Director (Principal Executive Officer)	April 28, 2022

/s/ Kyle O’Neill Kyle O’Neill	Chief Financial Officer (Principal Financial Officer)	April 28, 2022

* Jasper Antolin	Principal Accounting Officer	April 28, 2022

* Richard Burnett	Director	April 28, 2022

* Ryan Carroll	Director	April 28, 2022

* Adam Klein	Director	April 28, 2022

* David Matlin	Director	April 28, 2022

* David Treadwell	Director	April 28, 2022

* Eddie Watson	Director	April 28, 2022

* Steve Habachy	Director	April 28, 2022

*By:	/s/ Kyle O’Neill
Kyle O’Neill
Attorney-in-Fact